SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): June 28, 2007

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

440 Route 22, Bridgewater, New Jersey 08807 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (866) 322-2525

(Former name or former address, if changed since
last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On June 28, 2007, Donald I. Buzinkai, age 37, entered into an agreement with the Company to become Vice President, Controller and Principal Accounting Officer of the Company, effective on or about August 6, 2007. Mr. Buzinkai is currently a Director, Financial Planning and Analysis at Ingersoll Rand Company. Mr. Buzinkai has been with Ingersoll Rand for over eight years and has held several positions during that time including most recently Director of Financial Shared Services and Vice President, Finance and Controller and Vice President of Human Resources, for the Security and Safety Americas division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Jeffrey S. Campbell
Jeffrey S. Campbell Executive Vice President & Chief Financial Officer

Date: July 5, 2007